Exhibit 16.3
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November 11, 2002



Securities and Exchange Commission
Washington, D.C. 20549

Re:   Triad Innovations, Inc.
       File No. 000-31189

Dear Sir or Madam:

We have read the revised  disclosure in Item 4 of the Form 8-K/A  (Amendment No.
2) of Triad Innovations, Inc. (the "Company") dated November 11, 2002, regarding the Company's change in accountants and agree with the statements concerning our Firm contained therein.

Very truly yours,


/s/ Bierwolf, Nilson & Associates
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Bierwolf, Nilson & Associates